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                                                                    EXHIBIT 23.1

                              CONSENT OF KPMG LLP

The Board of Directors
Allscripts Healthcare Solutions, Inc.:

   We consent to incorporation by reference in the registration statements (No. 333-52470) on Form S-3 and (Nos. 333-37238 and 333-90129) on Form S-8 of
Allscripts Healthcare Solutions, Inc. of our reports dated February 23, 2001, except for note 14 as to which the date is March 12, 2001, relating to the consolidated balance sheet of Allscripts Healthcare Solutions, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for the year then ended, and the related financial statement schedule, which reports appear in the December 31, 2000 annual report on Form 10-K of Allscripts Healthcare Solutions, Inc.

                                          /s/ KPMG LLP

Chicago, Illinois
March 30, 2001

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